Pacific Funds Series Trust NSAR 09-30-15
EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT

INVESTMENT ADVISORY CONTRACTS


The following documents are included in Registrant's Form Type N1A/B, Accession No. 0001193125-15-265830 filed on July 28, 2015, and incorporated by reference herein:


Advisory Fee Waiver Agreement (Breakpoints)


The following documents are included in Registrant's Form Type N1A/A, Accession No. 0001193125-15-339335 filed on October 7, 2015, and incorporated by reference herein:


Advisory Fee Waiver Agreement - PL Large-Cap Growth Fund

Amendment to Advisory Fee Waiver Agreement - PL Limited Duration High
Income Fund

Amendment to Advisory Fee Waiver Agreement - Pacific Funds Limited Duration High Income

Amendment to Advisory Fee Waiver Agreement - PF Mid-Cap Growth Fund

Amendment to Advisory Fee Waiver Agreement - PL Comstock Fund

Amendment to Advisory Fee Waiver Agreement - PL Floating Rate Loan Fund

Schedule A to Advisory Agreement

Advisory Fee Waiver Agreement - Pacific Funds Large-Cap

Subadvisory Agreement - Rothschild Asset Management Inc.

Subadvisory Fee Waiver Agreement - Pacific Funds Large-Cap